Exhibit 19.1 Ivanhoe Electric Inc. Insider Trading Compliance Policy Ivanhoe Electric Insider Trading Compliance Policy Page 1 of 22 I. OVERVIEW .............................................................................................................. 2 II. EXPLANATION OF INSIDER TRADING ................................................................. 3 A. What Facts are Material? ...................................................................................... 3 B. What is Non-public? .............................................................................................. 4 C. Who is an Insider? ................................................................................................ 4 D. Penalties for Engaging in Insider Trading ............................................................. 5 E. Size of Transaction and Reason for Transaction Do Not Matter ........................... 6 F. Prohibition of Records Falsification and False Statements ................................... 6 III. STATEMENT OF POLICIES PROHIBITING INSIDER TRADING .......................... 6 A. Trading on Material Non-Public Information ......................................................... 6 B. Tipping .................................................................................................................. 8 C. Confidentiality of Non-public Information .............................................................. 8 IV. STATEMENT OF PROCEDURES PREVENTING INSIDER TRADING .................. 8 A. Trading Blackout Periods ...................................................................................... 8 B. Pre-Clearance of All Trades ............................................................................... 10 C. Post-Termination Transactions ........................................................................... 10 D. Information Relating to the Company ................................................................. 10 E. Limitations on Access to Company Information .................................................. 11 V. ADDITIONAL PROHIBITED TRANSACTIONS ..................................................... 12 A. Short Sales ......................................................................................................... 12 B. Publicly Traded Options ...................................................................................... 12 C. Hedging Transactions ......................................................................................... 12 D. Purchases of the Company’s Securities on Margin; Pledging the Company’s Securities to Secure Margin or Other Loans ....................................................... 13 VI. RULE 10b5-1 TRADING PLANS, SECTION 16 AND RULE 144 ......................... 13 A. Rule 10b5-1 Trading Plans ................................................................................. 13 B. Section 16: Insider Reporting Requirements, Short-Swing Profits and Short Sales (Applicable to Officers, Directors and 10% Stockholders) .................................. 18 C. Rule 144 (Applicable to Officers, Directors and 10% Stockholders) ................... 19 VII. CERTIFICATION OF COMPLIANCE .................................................................... 20 Attachment A: Short-swing Profit Rule Section 16(B) Checklist Attachment B: Certificate of Compliance (Action Required) Ivanhoe Electric Insider Trading Compliance Policy Page 2 of 22 I. OVERVIEW Preventing insider trading is necessary to comply with United States securities laws, applicable Canadian securities laws, and to preserve the reputation and integrity of the Company and its affiliated persons. Ivanhoe Electric Inc. (“Ivanhoe” or the “Company”) and its insiders are also subject to Canadian securities laws regarding insider trading which in most respects are substantially the same as United States’ securities laws. Where a different standard exists, Covered Persons are required to comply with the higher standard. Where applicable, this policy notes the equivalent Canadian law as well. “Insider trading” occurs when any person Purchases or Sells a security (e.g., common stock) while in possession of “inside information” relating to the security or tips others about that information who in turn Purchase or sell the security before the information is released publicly and is absorbed by the market.1 As explained in Section III below, “inside information” is information that is both “material” and “non-public” about a company (whether Ivanhoe or another company). The Company considers strict compliance with the policies set forth in this Policy to be a matter of utmost importance. A violation of this Policy could cause extreme embarrassment and possible legal liability to individuals and the Company. Insider trading violates several laws, including civil and criminal laws in both the United States and Canada. The penalties for violating insider trading laws include imprisonment, disgorgement of profits, civil fines, and criminal fines of up to $5 million for individuals and $25 million for entities.2 Insider trading is also prohibited by this Policy, and violation of this Policy may result in Company-imposed sanctions, including immediate removal or dismissal for cause. This Policy applies to all of the officers, directors, employees, and consultants of Ivanhoe and its subsidiaries (“Covered Persons”) and extends to all activities within and outside an individual’s duties at the Company. Covered Persons are responsible for ensuring that their immediate family members (e.g., spouses, children, stepchildren, parents, grandparents, stepparents, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law) and members of their households also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account. Notwithstanding the foregoing, this Policy, including without limitation, the pre-clearance process, blackout periods and prohibited transactions, does not apply to venture capital entities or other institutional investors, and the related transactions in the Company’s equity Securities by such entities, that may be affiliated with a director of the Company or 1 Under Canadian securities laws, “insider trading” occurs when a person “in a special relationship” with the Company trades with knowledge of a “material fact” or “material change” that has not been generally disclosed. 2 Canadian Securities Laws provide for imprisonment and fines, including fines up to 3 times the profit made or loss avoided. Ivanhoe Electric Insider Trading Compliance Policy Page 3 of 22 for Company equity Securities that a director may be deemed to have beneficial ownership of by virtue of such affiliation. Every Covered Person must review this Policy. Questions regarding the Policy should be directed to the Company’s Corporate Secretary (the “Secretary”), or other person designated by the Board of Directors from time to time, including external legal counsel. The Secretary may also designate additional classes of persons as Covered Persons for purposes of this policy. II. EXPLANATION OF INSIDER TRADING “Insider trading” refers to the Purchase or Sale of a Security by someone who is in possession of “material,” “non-public” information relating to the Security. “Security” or “Securities” includes stocks, bonds, notes, debentures, options, warrants and other convertible securities, as well as derivative instruments. “Purchase” and “Sale” are defined broadly under the United States federal securities law. “Purchase” includes not only the actual purchase of a Security, but any contract to purchase or otherwise acquire a Security. “Sale” includes not only the actual sale of a Security, but any contract to sell or otherwise dispose of a Security. It is generally understood that insider trading includes the following:  trading by Insiders (as defined below) while in possession of material, non-public information;  trading by persons other than Insiders while in possession of material, non-public information, if the information either was given in breach of an Insider’s duty to keep it confidential or was misappropriated3; and  communicating or tipping material, non-public information to others, including recommending the Purchase or Sale of a Security while in possession of such information. A. What Facts are Material? It is not possible to define all categories of material information because the materiality of a fact depends upon the circumstances. A fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a Security, or if the fact is likely to have a significant effect on the market price of the Security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of Security, debt or equity. Because trading that receives scrutiny will be evaluated after the fact with the benefit of hindsight, questions as to the materiality of particular information should be resolved in favor of materiality, and trading should be avoided. 3 Under Canadian securities laws a person who obtains knowledge of undisclosed material facts or material changes from a person what was themselves subject to the insider trading prohibition, is also subject to the insider trading prohibition.

Ivanhoe Electric Insider Trading Compliance Policy Page 4 of 22 Although it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of material information may include but are not limited to:  Significant exploration developments or discoveries including:  the results of assays or other exploration analyses;  pending changes to mineral resources or mineral reserves; and  the results of mining studies, including preliminary economic assessments or feasibility studies.  Significant changes to material mineral properties including:  corporate earnings or earnings forecasts;  mergers, acquisitions, tender offers or dispositions;  changes in senior management or control changes;  the contemplation of any offering of equity;  significant borrowing or financing developments including pending public sales or offerings of debt (including project finance);  defaults on borrowings or bankruptcies; and  significant actual or threatened litigation or regulatory actions. Material information can be both positive and negative. B. What is Non-public? Information is “non-public” if it has not been previously disclosed to the general public through a press release or securities filing and is otherwise not available to the general public. For information to be considered public, it must be widely disseminated in a manner making it generally available to investors through media or a Regulation FD- compliant conference call, or public disclosure documents filed with the Securities and Exchange Commission (the “SEC”) that are available on the SEC’s web site. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. Disclosure of information at conferences or by broadcast media or interview also does not constitute effective public dissemination. C. Who is an Insider? An “Insider” is an officer, director, employee and consultant of a company or anyone else within the company who has material, non-public information about the company. Insiders have independent fiduciary duties to their company and its stockholders not to trade on material, non-public information relating to the company’s Securities. All Covered Persons should consider themselves Insiders with respect to material, non-public information about the Company’s business, activities, and Securities. Covered Persons may not trade in the Company’s Securities while in possession of material, non-public information Ivanhoe Electric Insider Trading Compliance Policy Page 5 of 22 relating to the Company, nor may they tip such information to anyone outside the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis. Covered Persons are responsible for ensuring that their immediate family members and members of their households also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account. D. Penalties for Engaging in Insider Trading Liability for Insider Trading and Tipping Penalties for trading on or tipping material, non-public information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. The SEC and Department of Justice have made the civil and criminal prosecution of insider trading violations a top priority. Enforcement remedies available to the government or private plaintiffs (e.g., the Company’s stockholders) under the federal securities laws include:  SEC administrative sanctions;  securities industry self-regulatory organization sanctions;  civil injunctions;  damage awards to private plaintiffs;  disgorgement of all profits;  civil fines for the violator of up to three times the amount of profit gained or loss avoided;  civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of $1,425,000 or three times the amount of profit gained, or loss avoided by the violator;  criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity); and  jail sentences of up to 20 years. Insider trading violations, however, are not limited to violations of U.S. federal securities laws. Other federal and state civil or criminal laws also may be violated in connection with insider trading. Similar severe penalties also exist under Canadian securities laws and breaches of the insider trading prohibition and tipping prohibition are prosecuted by the provincial Ivanhoe Electric Insider Trading Compliance Policy Page 6 of 22 securities commissions as well as the Royal Canadian Mounted Police as a criminal matter. Control Persons The Company and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading, may, in certain circumstances, be subject to the following penalties:  a civil penalty of up to 3 times the profit gained, or loss avoided as a result of the employee’s violation; and  a criminal penalty of up to $25,000,000. Possible Company-Imposed Disciplinary Actions Employees of the Company or its subsidiaries who violate this Policy shall also be subject to disciplinary action, which may include ineligibility for future participation in the Company’s equity incentive plan or termination of employment. E. Size of Transaction and Reason for Transaction Do Not Matter The size of the transaction or the amount of profit (or loss avoided) received does not have to be significant to result in prosecution. The SEC and the stock exchanges have the ability to monitor even the smallest trades, and they use sophisticated electronic surveillance techniques to uncover insider trading. Brokers and dealers are required by law to inform the SEC of any possible violations by people who may have material, non- public information. The SEC aggressively investigates and prosecutes even small insider trading violations and violations where the trader, tipper or tippee did not profit from the trading. F. Prohibition of Records Falsification and False Statements Section 13(b)(2) of the 1934 Act requires companies subject to the 1934 Act (such as the Company) to maintain proper internal books and records and to devise and maintain an adequate system of internal accounting controls. The SEC has supplemented the statutory requirements by adopting rules that prohibit (1) any person from falsifying records or accounts subject to the above requirements and (2) officers or directors from making any materially false, misleading, or incomplete statement to any accountant in connection with any audit or filing with the SEC. These provisions reflect the SEC’s intent to discourage officers, directors and other persons with access to the Company’s books and records from taking action that might result in the communication of materially misleading financial information to the investing public. III. STATEMENT OF POLICIES PROHIBITING INSIDER TRADING A. Trading on Material Non-Public Information No Covered Person, or any immediate family member or any member of the household of any Covered Person, shall engage in any transaction involving the Purchase or Sale of any type of Security while in possession of (including with knowledge of) material, non- Ivanhoe Electric Insider Trading Compliance Policy Page 7 of 22 public information relating to the Security, whether the issuer of such Security is the Company or any other company. This includes trading in the Securities of any publicly listed company in which Ivanhoe or any of its subsidiaries holds an interest or in which it has a standstill agreement prohibiting the acquisition of Securities. Any Covered Person, or any immediate family member or any member of the household of any Covered Person that holds Securities of any publicly listed company in which Ivanhoe or any of its subsidiaries holds an interest must also abide by the insider trading policy applicable to such company when trading in the Securities of such company. Additionally, no officer, director, employee or consultant of the Company, or other Covered Persons as may be designated by the Company through the Board of Directors, its Disclosure Committee, or the Secretary, or any immediate family member or any member of the household of any such person, shall Purchase or Sell any Security of the Company during the regularly scheduled blackout period beginning at market open on the day following the last trading day of any fiscal quarter of the Company and ending upon completion of the second full trading day after the public release of earnings data for such fiscal quarter whether or not Ivanhoe or any of its officers, directors, employees or any consultants is in possession of material, non-public information. Individuals affected by such regularly scheduled blackout period will be notified by the Company that they are subject to the blackout. The failure of the Company to designate a person as being subject to a regularly scheduled blackout period will not relieve that person of the obligation not to trade while aware of material, non-public information. Additionally, from time to time, Ivanhoe, through the Board of Directors, its Disclosure Committee, or the Secretary, may recommend that some or all officers, directors, employees, consultants or others suspend trading in Ivanhoe Securities or other company’s Securities because of developments, changes or new facts, which have not yet been disclosed to the public. Individuals affected by such an event-specific blackout will be notified by the Company that they are subject to the blackout. Subject to the exceptions noted below, all those affected should not trade in the Company’s Securities while the suspension is in effect, and in the event that a press release is issued by the Company in connection with the event that resulted in the event-specific blackout, such suspension shall continue for two full trading days after the public release. Additionally, those subject to the event-specific blackout should not disclose to others that we have suspended trading. Events that may give rise to event-specific blackouts may include consideration of major strategic transactions (e.g., acquisitions, dispositions, joint ventures), significant exploration developments, significant legal proceedings and other circumstances that potentially implicate material non-public information. These prohibitions do not apply to:  Purchases of a company’s Securities from the the issuer of such Securities or sales of a company’s Securities to the issuer of such Securities, or the surrender to or withholding by the issuer of its Securities (e.g., to cover withholding obligations upon the vesting or settlement of equity-based awards);  exercises of stock options or other equity awards or the surrender of shares to the issuer of the Securities in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award

Ivanhoe Electric Insider Trading Compliance Policy Page 8 of 22 agreement or vesting of equity-based awards that do not involve a market sale of the Securities (note that the “cashless exercise” of a Company stock option does involve a market sale of the Company’s Securities, and therefore would not qualify under this exception);  bona fide gifts of Securities; or  Purchases or Sales of Securities made pursuant to any pre-existing binding contract, specific instruction or written plan entered into while the purchaser or seller, as applicable, was unaware of any material, non-public information and which contract, instruction or plan (i) meets all requirements of the affirmative defense provided by Rule 10b5-1 (“Rule 10b5-1”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and any similar requirements of the local jurisdiction where the participant resides, (ii) was pre- cleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial pre-clearance without such amendment or modification being pre-cleared in advance pursuant to this Policy. For more information about Rule 10b5-1 trading plans and non-Rule 10b5-1 trading arrangements, see Section VI below. For the purposes of this Policy, a “Trading Day” is a day on which national stock exchanges are open for trading. B. Tipping No officer, director, employee, or consultant shall directly or indirectly disclose or pass on (or “tip”) material, non-public information to anyone outside the Company (except in accordance with Ivanhoe’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis. Nor shall such person make recommendations or express opinions on the basis of material, non-public information as to trading in the Ivanhoe’s Securities. C. Confidentiality of Non-public Information Non-public information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden. IV. STATEMENT OF PROCEDURES PREVENTING INSIDER TRADING To ensure compliance with this Policy and applicable United States federal securities laws and Canadian securities laws, and to avoid even the appearance of trading on the basis of inside information, the following procedures have been established, and will be maintained and enforced, by the Company to prevent insider trading. Each of the officers and directors and certain of the employees and consultants are required to follow these procedures. A. Trading Blackout Periods No officer, director, employee or consultant of the Company, or other Covered Persons as may be designated by the Company through the Board of Ivanhoe Electric Insider Trading Compliance Policy Page 9 of 22 Directors, its Disclosure Committee, or the Secretary, or any immediate family member or any member of the household of any such person, shall Purchase or Sell any Company Security during the regularly scheduled blackout period beginning at market open on the day following the last trading day of the Company’s fiscal quarter and ending at market close on the second full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company, except for:  Purchases of a company’s Securities from the issuer of such Securities or sales of a company’s Securities to the issuer of such Securities, or the surrender to or withholding by the issuer of its Securities (e.g., to cover withholding obligations upon the vesting or settlement of equity-based awards);  exercises of stock options or other equity awards or the surrender of shares to the issuer of the Securities in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement or vesting of equity-based awards that do not involve a market sale of the Securities (the “cashless exercise” of a Company stock option does involve a market sale of the Company’s Securities, and therefore would not qualify under this exception);  bona fide gifts of Securities; and  Purchases or sales of Securities made pursuant to any binding contract, specific instruction or written plan entered into while the purchaser or seller, as applicable, was unaware of any material, non-public information and which contract, instruction or plan (i) meets all requirements of the affirmative defense provided by Rule 10b5-1 and any similar requirements of the local jurisdiction where the participant resides, (ii) was pre-cleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial pre-clearance without such amendment or modification being pre-cleared in advance pursuant to this Policy. Exceptions to the regularly scheduled blackout period policy may be approved only by the Secretary, or if the Secretary is unavailable, the Company’s Chief Financial Officer, or, in the case of exceptions for directors, the Chairperson of the Board of Directors or Chairperson of the Audit Committee of the Board of Directors. From time to time, the Company, through the Board of Directors, the Company’s Disclosure Committee or the Secretary, may recommend that some or all officers, directors, employees, consultants or others suspend trading in Company Securities or another company’s Securities because of developments that have not yet been disclosed to the public. Individuals affected by such an event-specific, “special” blackout period will be notified by the Company that they are subject to the blackout. Subject to the exceptions noted above, all those affected should not trade in the Securities while the suspension is in effect, and in the event that Ivanhoe issues a press release in connection with the event that resulted in the event-specific “special” blackout, such suspension shall continue for two full trading days after the public release. Additionally, individuals affected by such an event-specific, “special” blackout period should not disclose to others that we have Ivanhoe Electric Insider Trading Compliance Policy Page 10 of 22 suspended trading. The failure of the Company to designate a person as being subject to a “special” blackout period will not relieve that person of the obligation not to trade while aware of material, non-public information. B. Pre-Clearance of All Trades To provide assistance in preventing inadvertent violations of applicable securities laws and to avoid the appearance of impropriety in connection with the Purchase and Sale of the Company’s Securities, all officers, directors, employees or consultants of the Company, or other Covered Persons as may be designated by the Company through the Board of Directors, its Disclosure Committee, or the Secretary must pre-clear all transactions in the Company’s Securities (including without limitation, acquisitions and dispositions of stock, the “net” or “cashless” exercise of stock options and the sale of stock issued upon exercise of stock options), other than exercises of stock options with cash or other equity awards or vesting of equity- based awards that do not involve a market sale of Securities. Pre-clearance shall be provided by the Secretary, or if the Secretary is unavailable, the Company’s Chief Financial Officer, or, in the case of exceptions for directors, the Chairperson of the Board of Directors or Chairperson of the Audit Committee of the Board of Directors. As part of the pre-clearance process, the individual requesting pre-clearance must confirm that he or she is not in possession of material, non-public information, and the Company can only assume the truthfulness of their confirmation. Pre-clearance does not relieve anyone of his or her responsibility under SEC rules and applicable Canadian securities laws, and pre-clearance does not mean an individual’s pre- cleared trade is legal. Trading remains at the individual’s own risk. For clarity, transactions in Securities pursuant to a Rule 10b5-1 plan, which was approved in advance of entering into the plan, are considered pre-cleared. C. Post-Termination Transactions With the exception of the pre-clearance requirement and the regularly scheduled blackout periods implemented for the release of reports related to a fiscal quarter, the insider trading laws continue to apply to transactions in Securities even after termination of service to the Company. If an individual is in possession of material, non-public information when his or her service terminates, that individual may not trade in the Company’s Securities until that information has become public or is no longer material. D. Information Relating to the Company Access to Information Access to material, non-public information about the Company, including the Company’s business, mineral properties, earnings, or prospects, should be limited to officers, directors, employees, and consultants of the Company on a need-to-know basis. In addition, such information should not be communicated to anyone outside the Company under any circumstances (except in accordance with the Company’s policies regarding Ivanhoe Electric Insider Trading Compliance Policy Page 11 of 22 the protection or authorized external disclosure of Company information) or to anyone within the Company on an other than need-to-know basis. In communicating material, non-public information to employees of the Company, all officers, directors, employees, and consultants must take care to emphasize the need for confidential treatment of such information and adherence to the Company’s policies with regard to confidential information. Inquiries From Third Parties Inquiries from third parties, such as industry analysts or members of the media, about the Company should be directed to Ivanhoe’s Director of Investor Relations. E. Limitations on Access to Company Information The following procedures are designed to maintain confidentiality with respect to the Company’s business operations and activities. All Covered Persons should take all steps and precautions necessary to restrict access to, and secure, material, non-public information by, among other things:  maintaining the confidentiality of Company-related transactions;  conducting their business and social activities so as not to risk inadvertent disclosure of confidential information. Review of confidential documents in public places should be conducted so as to prevent access by unauthorized persons;  restricting access to documents and files (including computer files) containing material, non-public information to individuals on a need-to-know basis (including maintaining control over the distribution of documents and drafts of documents);  promptly removing and cleaning up all confidential documents and other materials from conference rooms following the conclusion of any meetings;  disposing of all confidential documents and other papers, after there is no longer any business or other legally required need, through shredders when appropriate;  restricting access to areas likely to contain confidential documents or material, non-public information;  safeguarding laptop computers, mobile devices, tablets, memory sticks, CDs and other items that contain confidential information; and  avoiding the discussion of material, non-public information in places where the information could be overheard by others such as in elevators, restrooms, hallways, restaurants, airplanes or taxicabs or in the field. Personnel involved with material, non-public information, to the extent feasible, should conduct their business and activities in areas separate from other Company activities. Individual Responsibility Every Covered Person has the individual responsibility to comply with this Policy against insider trading, regardless of whether a transaction is executed outside a

Ivanhoe Electric Insider Trading Compliance Policy Page 12 of 22 blackout period or is pre-cleared by the Company. The restrictions and procedures are intended to help avoid inadvertent instances of improper insider trading, but appropriate judgment should always be exercised by each employee, officer, and director in connection with any trade in Securities. A Covered Person may, from time to time, have to forego a proposed transaction even if he or she planned to make the transaction before learning of the material, non-public information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by waiting. V. ADDITIONAL PROHIBITED TRANSACTIONS The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if Covered Persons engage in certain types of transactions. Therefore, officers, directors, employees and consultants shall comply with the following policies with respect to certain transactions in the Company Securities: A. Short Sales Short sales of the Company’s or its subsidiaries’ Securities evidence an expectation on the part of the seller that the Securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, this Policy prohibits short sales of the Company’s and its subsidiaries’ Securities. In addition, as noted below, Section 16(c) of the 1934 Act absolutely prohibits Section 16 reporting persons from making short sales of the Company’s equity Securities, i.e., sales of shares that the Insider does not own at the time of sale, or sales of shares against which the Insider does not deliver the shares within 20 days after the sale. B. Publicly Traded Options A transaction in options is, in effect, a bet on the short-term movement of the stock and therefore creates the appearance that an officer, director, employee or consultant is trading based on inside information. Transactions in options also may focus an officer’s, director’s, employee’s or consultant’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative Securities involving the Company’s or its subsidiaries’ equity Securities, on an exchange or in any other organized market, are prohibited by this Policy. C. Hedging Transactions Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an Insider to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the Insider to continue to own the covered Securities, but without the full risks and rewards of ownership. When that occurs, the Insider may no longer have the same objectives as the Company’s other stockholders. Therefore, hedging transactions involving the Company’s and its subsidiaries’ equity Securities, Ivanhoe Electric Insider Trading Compliance Policy Page 13 of 22 including but not limited to zero-cost collars and forward sale contracts, are prohibited by this Policy. D. Purchases of the Company’s or its Subsidiaries’ Securities on Margin; Pledging Securities to Secure Margin or Other Loans Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to Purchase the Company’s or its subsidiaries’ Securities (other than in connection with a cashless exercise of stock options under applicable equity plans). Margin Purchases of the Company’s or its subsidiaries’ Securities are prohibited by this Policy. Pledging the Company’s or its subsidiaries’ Securities as collateral to secure loans is prohibited. This prohibition means, among other things, that an individual cannot hold the Company’s or its subsidiaries’ Securities in a “margin account” (which would allow an individual to borrow against their holdings to buy Securities). VI. RULE 10b5-1 TRADING PLANS, SECTION 16, AND RULE 144 A. Rule 10b5-1 Trading Plans. It is strongly recommended that all directors and employees with a title of VICE PRESIDENT OR HIGHER conduct any transactions in the Company’s Securities pursuant to a Rule 10b5-1 Trading Plan. Overview Rule 10b5-1 will protect directors, officers, employees and consultants from insider trading liability under Rule 10b5-1 for transactions under a previously established contract, plan or instruction to trade in the Company’s Securities (a “Trading Plan”) entered into in good faith and in accordance with the terms of Rule 10b5-1 and all applicable state laws4 and will be exempt from the trading restrictions set forth in this Policy. The initiation or revocation of, and any modification to, any such Trading Plan will be deemed to be a transaction in the Company’s Securities, and such initiation, revocation or modification is subject to all limitations and prohibitions relating to transactions in the Company’s Securities. Each such Trading Plan, and any modification or revocation thereof, must be submitted to and pre-approved by the Secretary, or if the Secretary is unavailable, the Company’s Chief Financial Officer, who may impose such conditions on the implementation and operation of the Trading Plan as the Secretary, or if the Secretary is unavailable, the Company’s Chief Financial Officer, deems necessary or advisable. The Secretary may prescribe certain forms of Trading Plans to which employees’ Trading Plans must conform. The Secretary may also require that Trading Plans be arranged with a specified broker. However, compliance of the Trading Plan to the terms of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, not the Company or the Secretary. 4 And where applicable, Canadian securities laws. Ivanhoe Electric Insider Trading Compliance Policy Page 14 of 22 Trading Plans do not exempt individuals from complying with Section 16 short- swing profit rules or liability. Rule 10b5-1 presents an opportunity for Insiders to establish arrangements to Sell (or Purchase) Company Securities without the restrictions of trading windows and blackout periods, even when there is undisclosed material information. A Trading Plan may also help reduce negative publicity that may result when key executives sell the Company’s Securities. Rule 10b5-1 only provides an “affirmative defense” in the event there is an insider trading lawsuit. It does not prevent someone from bringing a lawsuit. A director, officer, employee, or consultant may enter into a Trading Plan only when he or she is not in possession of material, non-public information, and only during a trading window period outside of the trading blackout period. Although transactions effected under a Trading Plan will not require further pre-clearance at the time of the trade, any transaction (including the quantity and price) made pursuant to a Trading Plan of a Section 16 reporting person must be reported to the Company promptly on the day of each trade to permit the Company’s filing coordinator to assist in the preparation and filing of a required Form 4. Rule 10b5-1 requires a cooling-off period of (i) at least 90 days (and up to 120 days) in the case of a director or officer, and (ii) at least 30 days in the case of any other Covered Person, in each case, between the establishment of a Trading Plan and commencement of any transactions under such plan. The Company reserves the right from time to time to suspend, discontinue, or otherwise prohibit any transaction in the Company’s Securities, even pursuant to a previously approved Trading Plan, if the Secretary or the Board of Directors, in its discretion, determines that such suspension, discontinuation or other prohibition is in the best interests of the Company. Any Trading Plan submitted for approval hereunder should explicitly acknowledge the Company’s right to prohibit transactions in the Company’s Securities. Failure to discontinue Purchases and Sales as directed shall constitute a violation of the terms of this Policy and result in a loss of the exemption set forth herein. Officers, directors, employees, and consultants may adopt Trading Plans with brokers that outline a pre-set plan for trading of the Company’s Securities, including the exercise of options. Trades pursuant to a Trading Plan generally may occur at any time. However, as noted above, Rule 10b5-1 requires a cooling-off period of 30-120 days between the establishment of a Trading Plan and commencement of any transactions under such plan. Please review the following description of how a Trading Plan works. Pursuant to Rule 10b5-1, an individual’s Purchase or Sale of Securities will not be “on the basis of” material, non-public information if:  First, before becoming aware of the information, the individual enters into a binding contract to Purchase or Sell the Securities, provides instructions to another person to sell the Securities or adopts a written plan for trading the Securities (i.e., the Trading Plan).  Second, the Trading Plan must: Ivanhoe Electric Insider Trading Compliance Policy Page 15 of 22  specify the amount of Securities to be purchased or sold, the price at which the Securities are to be purchased or sold and the date on which the Securities are to be purchased or sold;  provide a written formula or algorithm, or computer program, for determining the amount of Securities to be purchased or sold and the price at which and the date on which the Securities are to be purchased or sold; or  prohibit the individual from exercising any subsequent influence over the Purchase or Sale of the Company’s Securities under the Trading Plan in question.  Third, the Purchase or Sale must occur pursuant to the Trading Plan and the individual must not enter into or alter a corresponding hedging transaction or alter or deviate from the Trading Plan.  Fourth, the Trading Plan must be given or entered into in good faith and not as a part of a plan or scheme to evade applicable securities laws, and the individual must act in good faith. If the individual is a director or officer, the Trading Plan must include a certification that the individual is not aware of any material non- public information about the Security or issuer, and the individual is adopting the plan in good faith and not as part of a plan or scheme to evade applicable securities laws.  Fifth, no Purchases or Sales under a Trading Plan may occur until the expiration of a cooling-off period consisting of:  In the case of a director or officer, the later of (i) 90 days after the adoption of the Trading Plan or (ii) two business days following the disclosure of the issuer’s financial results for the completed financial results for the completed fiscal quarter in which the Trading Plan was adopted (but, in any event, subject to a maximum of 120 days after adoption of the Trading Plan); or  For all other Covered Persons, 30 days after adoption of the Trading Plan.  Sixth, except as specifically permitted by Rule 10b5-1, the individual has no other Trading Plan for Purchases or Sales of the issuer’s Securities on the open market. Revocation of and Amendments to Trading Plans Revocation of Trading Plans should occur only in unusual circumstances. Effectiveness of any revocation, modification or amendment of a Trading Plan will be subject to the prior review and approval of the Secretary, or if the Secretary is unavailable, the Company’s Chief Financial Officer. Revocation is affected upon written notice to the broker. Once a Trading Plan has been revoked, the participant should wait at least 30 days before trading outside of a Trading Plan and 180 days before establishing a new Trading Plan. Individuals should note that revocation of a Trading Plan can result in the loss of an affirmative defense for past or future transactions under a Trading Plan. Individuals should consult with their own legal counsel before deciding to revoke a Trading Plan. In any event, individuals should not assume that compliance with the 180-day bar will protect them from possible adverse legal consequences of a Trading Plan revocation.

Ivanhoe Electric Insider Trading Compliance Policy Page 16 of 22 A person acting in good faith may amend a prior Trading Plan so long as such amendments are made outside of a quarterly blackout or other blackout period and at a time when the Trading Plan participant does not possess material, non-public information. For purposes of Rule 10b5-1, any modification or change to the amount, price, or timing of the Purchase or Sale of the Securities underlying a Trading Plan is treated as a termination of the Trading Plan and is subject to a new cooling off period of 30-120 days as discussed above. Other types of Trading Plan amendments are subject to a cooling- off period of at least 30 days between the amendment of a Trading Plan and commencement of any transactions under such plan. A Trading Plan shall include provision for suspension or revocation in certain circumstances, such as the announcement of a merger or the occurrence of an event that would cause the transaction either to violate the law or be expected to have an adverse effect on the Company. The Secretary or administrator of the Company’s stock plans is authorized to notify the broker in such circumstances, thereby insulating the Insider in the event of suspension or revocation. Discretionary Plans Although non-discretionary Trading Plans are preferred, discretionary Trading Plans, where the discretion or control over trading is transferred to a broker, are permitted if pre- approved by the Secretary, or if the Secretary is unavailable, the Company’s Chief Financial Officer, in each case on the advice of external legal counsel. The Company’s Secretary, or if the Secretary is unavailable, the Company’s Chief Financial Officer, on the advice of external legal counsel, must pre-approve any Trading Plan, arrangement or trading instructions, etc., involving potential Sales or Purchases of Ivanhoe’s Securities or option exercises, including but not limited to, blind trusts, discretionary accounts with banks or brokers, or limit orders. The actual transactions effected pursuant to a pre-approved Trading Plan will not be subject to further pre- clearance for transactions in Ivanhoe’s Securities once the Trading Plan or other arrangement has been pre-approved by the Secretary, or if the Secretary is unavailable, the Chief Financial Officer. Reporting (if required) If required, an SEC Form 144 will be completed and filed by the individual/brokerage firm in accordance with the existing rules regarding Form 144 filings. A footnote at the bottom of the Form 144 should indicate that the trades “are in accordance with a Trading Plan adopted under 10b5-1.” For Section 16 reporting persons, Forms 4 are required to be filed before the end of the second business day following the date that the broker, dealer or plan administrator informs the individual that a transaction was executed. The applicable box on Form 4 should be checked to indicate reliance upon Rule 10b5-1. Options Exercises of options for cash may be executed at any time. “Cashless exercise” option exercises are subject to trading windows. However, the Company will permit same day sales under Trading Plans. If a broker is required to execute a cashless exercise in accordance with a Trading Plan, then the Company must have exercise forms attached Ivanhoe Electric Insider Trading Compliance Policy Page 17 of 22 to the Trading Plan that are signed, undated and with the number of shares to be exercised left blank. Once a broker determines that the time is right to exercise the option and dispose of the shares in accordance with the Trading Plan, the broker will notify the Company in writing and the administrator of the Company’s stock plans will fill in the number of shares and the date of exercise on the previously signed exercise form. The Insider should not be involved with this part of the exercise. Trades Outside of a Trading Plan During an open trading window, trading in Securities not pursuant to an approved Trading Plan is allowed as long as the trading instructions in the approved Trading Plan continue to be followed. Public Announcements The Company may make a public announcement that Trading Plans are being implemented in accordance with Rule 10b5-1. It will consider in each case whether a public announcement of a particular Trading Plan should be made. It may also make public announcements or respond to inquiries from the media as transactions are made under a Trading Plan. Prohibited Transactions The transactions prohibited under Section V of this Policy, including among others short sales, and hedging transactions, may not be carried out through a Trading Plan or other arrangement or trading instruction involving potential Sales or Purchases of Securities. No Section 16 Protection The use of Trading Plans does not exempt participants from complying with the Section 16 reporting rules or liability for short-swing trades. Limitation on Liability None of the Company, the authorizing officer or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a Trading Plan submitted pursuant to this Section VI.A. Notwithstanding any review of a Trading Plan pursuant to this Section VI.A, none of the Company, the authorizing officer or the Company’s other employees assumes any liability for the legality or consequences relating to such Trading Plan to the person adopting such Trading Plan. Non-Rule 10b5-1 Trading Arrangements The Company is required to make certain public disclosures regarding the adoption or termination by any director or officer of any Trading Plan and any non-Rule 10b5-1 trading arrangement. The Company encourages those Covered Persons that wish to transact pursuant to a pre-planned arrangement to adopt a Rule 10b5-1 Trading Plan as described above. The Company discourages the use of any “non-Rule 10b5-1 trading arrangement”. Further, transactions pursuant to non-Rule 10b5-1 trading arrangements are not exempted from the Company’s blackout policies. Ivanhoe Electric Insider Trading Compliance Policy Page 18 of 22 If a Covered Person nevertheless seeks to adopt a non-Rule 10b5-1 trading arrangement, each non-Rule 10b5-1 trading arrangement, and any modification or revocation thereof, must be submitted to and pre-approved by the Company’s Secretary or, if the Secretary is unavailable, by the Company’s Chief Financial Officer. A “non-Rule 10b5-1 trading arrangement” exists when, in a manner that does not comply with all of the requirements of Rule 10b5-1:  The individual asserts that at a time when they were not aware of material non-public information about the Security or the issuer of the Security they had adopted a written arrangement for trading the Securities; and  The trading arrangement:  Specified the amount of Securities to be purchased or sold and the price at which and the date on which the Securities were to be purchased or sold;  Included a written formula or algorithm, or computer program, for determining the amount of Securities to be purchased or sold and the price at which and the date on which the Securities were to be purchased or sold; or  Did not permit the Covered Person to exercise any subsequent influence over how, when, or whether to effect Purchases or Sales; provided, in addition, that any other person who, pursuant to the trading arrangement, did exercise such influence must not have been aware of material non-public information when doing so. B. Section 16: Insider Reporting Requirements, Short-Swing Profits and Short Sales (Applicable to Officers, Directors and 10% Stockholders) Reporting Obligations Under Section 16(a): SEC Forms 3, 4 and 5 Section 16(a) of the 1934 Act generally requires all officers, directors and beneficial owners of more than ten percent of our outstanding stock (each, a “10% stockholder”) (each, a “Section 16 insider”), within 10 days after the Section 16 insider becomes an officer, director, or 10% stockholder, to file with the SEC an “Initial Statement of Beneficial Ownership of Securities” on Form 3 listing the amount of the Company’s stock, options and warrants which the Section 16 insider beneficially owns. Following the initial filing on Form 3, changes in beneficial ownership of the Company’s stock, options and warrants must be reported on Form 4, generally within two business days after the date on which such change occurs, or in certain cases on Form 5, within 45 days after fiscal year end. A Form 4 must be filed even if, as a result of balancing transactions, there has been no net change in holdings. In certain situations, Purchases or Sales of Company equity Securities made within six months prior to the filing of a Form 3 must be reported on Form 4. Similarly, certain Purchases or Sales of Company equity Securities made within six months after an officer or director ceases to be an Insider must be reported on Form 4. Recovery of Profits Under Section 16(b) For the purpose of preventing the unfair use of information which may have been obtained by a Section 16 insider, any profits realized by any officer, director or 10% stockholder Ivanhoe Electric Insider Trading Compliance Policy Page 19 of 22 from any “Purchase” and “Sale” of Company equity Securities during a six-month period (so called “short-swing profits”) are subject to recovery by the Company. When such a Purchase and Sale occur, good faith is no defense. The Section 16 insider is liable even if compelled to sell for personal reasons, and even if the sale takes place after full disclosure and without the use of any inside information. The liability of an Insider under Section 16(b) of the 1934 Act is only to the Company itself. The Company, however, cannot waive its right to short swing profits, and any Company stockholder can bring suit in the name of the Company. Reports of ownership filed with the SEC on Form 3, Form 4 or Form 5 pursuant to Section 16(a) (discussed above) are readily available to the public, and certain attorneys carefully monitor these reports for potential Section 16(b) violations. In addition, liabilities under Section 16(b) may require separate disclosure in the Company’s annual report to the SEC on Form 10- K or its proxy statement for its annual meeting of stockholders. No suit may be brought more than two years after the date the profit was realized. However, if the Section 16 insider fails to file a report of the transaction under Section 16(a), as required, the two- year limitation period does not begin to run until after the transactions giving rise to the profit have been disclosed. Failure to report transactions and late filing of reports require separate disclosure in the Company’s proxy statement. Officers and directors should consult the attached “Short-Swing Profit Rule Section 16(b) Checklist” attached hereto as Attachment A, in addition to consulting the Secretary or, if applicable, the Chief Financial Officer, prior to engaging in any transactions involving the Company’s equity Securities, including without limitation, the Company’s stock, options or warrants. Short Sales Prohibited Under Section 16(c) Section 16(c) of the 1934 Act prohibits Insiders absolutely from making short sales of the Company’s equity Securities. Short sales include sales of stock which the Insider does not own at the time of sale, or sales of stock against which the Insider does not deliver the shares within 20 days after the sale. Under certain circumstances, the Purchase or Sale of put or call options, or the writing of such options, can result in a violation of Section 16(c). Insiders violating Section 16(c) face criminal liability. The Secretary should be consulted if individuals have any questions regarding reporting obligations, short-swing profits or short sales under Section 16. C. Rule 144 (Applicable to Officers, Directors and 10% Stockholders) Rule 144 provides a safe harbor exemption to the registration requirements of the Securities Act of 1933, as amended, for certain resales of “restricted securities” and “control securities.” “Restricted securities” are securities acquired from an issuer, or an affiliate of an issuer, in a transaction, or chain of transactions, not involving a public offering. “Control securities” are any securities owned by directors, executive officers or other “affiliates” of the issuer, including stock purchased in the open market and stock received upon exercise of stock options. Sales of Company Securities by affiliates (generally, directors, officers and 10% stockholders of the Company) must comply with the requirements of Rule 144, which are summarized below:

Ivanhoe Electric Insider Trading Compliance Policy Page 20 of 22  Current Public Information. The Company must have filed all SEC-required reports during the last 12 months.  Volume Limitations. Total sales of Company common stock by a covered individual for any three-month period may not exceed the greater of: (i) 1% of the total number of outstanding shares of Company common stock, as reflected in the most recent report or statement published by the Company, or (ii) the average weekly reported volume of such shares traded during the four calendar weeks preceding the filing of the requisite Form 144.  Method of Sale. The shares must be sold either in a “broker’s transaction” or in a transaction directly with a “market maker.” A “broker’s transaction” is one in which the broker does no more than execute the sale order and receive the usual and customary commission. Neither the broker nor the selling person can solicit or arrange for the sale order. In addition, the selling person must not pay any fee or commission other than to the broker. A “market maker” includes a specialist permitted to act as a dealer, a dealer acting in the position of a block positioner, and a dealer who holds himself out as being willing to buy and sell Company common stock for his own account on a regular and continuous basis.  Notice of Proposed Sale. A notice of the sale (a Form 144) must be filed with the SEC at the time of the sale. Brokers generally have internal procedures for executing sales under Rule 144 and will assist individuals in completing the Form 144 and in complying with the other requirements of Rule 144. If individuals are subject to Rule 144, they must instruct their broker who handles trades in Company Securities to follow the brokerage firm’s Rule 144 compliance procedures in connection with all trades. VII. CERTIFICATION OF COMPLIANCE All directors, officers, employees, and consultants must review this Policy and return to the Secretary a Certification of Compliance in a form substantially similar to that attached hereto as Attachment B. Amendments Approved by the Board of Directors on August 7, 2024. Ivanhoe Electric Insider Trading Compliance Policy Page 21 of 22 ATTACHMENT A SHORT-SWING PROFIT RULE SECTION 16(B) CHECKLIST PLEASE NOTE: ANY combination of PURCHASE AND SALE or SALE AND PURCHASE within six months of each other by an officer, director or 10% stockholder (or any family member living in the same household or certain affiliated entities) results in a violation of Section 16(b), and the “profit” must be recovered by Ivanhoe Electric Inc. (the “Company”). It makes no difference how long the shares being sold have been held or, for officers and directors, that you were an insider for only one of the two matching transactions. The highest priced sale will be matched with the lowest priced purchase within the six-month period. Sales If a sale is to be made by an officer, director or 10% stockholder (or any family member living in the same household or certain affiliated entities):  Have there been any purchases by the insider (or family members living in the same household or certain affiliated entities) within the past six months?  Have there been any option or other equity grants or exercises not exempt under Rule 16b-3 within the past six months?  Are any purchases (or non-exempt option or other equity award grants or exercises) anticipated or required within the next six months?  Has Form 4 been prepared? Note: If a sale is to be made by an affiliate of the Company, has a Form 144 been prepared and has the broker been reminded to sell pursuant to Rule 144 under the Securities Act of 1933, as amended? Purchases and Option or Other Equity Exercises If a purchase or option or other equity exercise for Company stock is to be made:  Have there been any sales by the insider (or family members living in the same household or certain affiliated entities) within the past six months?  Are any sales anticipated or required within the next six months (such as tax-related or year-end transactions)?  Has Form 4 been prepared? Before proceeding with a purchase or sale, consider whether you are aware of material inside information which could affect the price of the Company stock. All transactions in the Company’s Securities by officers and directors must be pre-cleared by contacting the Secretary, or if the Secretary is unavailable, the Company’s Chief Financial Officer. Ivanhoe Electric Insider Trading Compliance Policy Page 22 of 22 ATTACHMENT B CERTIFICATION OF COMPLIANCE RETURN BY [_________] [insert return deadline] TO: Secretary CC: FROM: __________________________ RE: INSIDER TRADING COMPLIANCE POLICY OF IVANHOE ELECTRIC INC. I have received, read, and understand the above-referenced Insider Trading Compliance Policy and undertake, as a condition to my present and continued employment with (or, if I am not an employee, affiliation with) Ivanhoe Electric Inc., to comply fully with the policies and procedures contained therein. I also hereby certify, to the best of my knowledge, that during the calendar year ending December 31, 202___, I have complied fully with all policies and procedures set forth in the Policy. ___________________________ SIGNATURE DATE